EXHIBIT 4.3

AMENDMENT NO. 4 AND LIMITED WAIVER
TO
POST-PETITION LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 4 AND LIMITED WAIVER TO POST-PETITION LOAN AND SECURITY AGREEMENT (this ‘‘Amendment’’) is dated as of March 30, 2006, among the Lenders, BANK OF AMERICA, N.A., as agent for the Lenders (the ‘‘Agent’’), W. R. GRACE & CO. (the ‘‘Company’’) and the Subsidiaries of W. R. Grace & Co. parties hereto (collectively, the ‘‘Borrowers’’).

WHEREAS, the parties hereto are parties to a Post-Petition Loan and Security Agreement dated as of April 1, 2001 (as previously amended, the ‘‘Loan Agreement’’); and

WHEREAS, the parties hereto desire to amend the Loan Agreement as herein set forth:

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and in the Loan Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments.

(a)    Section 1.7(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c)    Location of Collateral    Each Borrower represents and warrants to the Agent and the Lenders that: (1) Schedule 1.7 sets forth a correct and complete list of each Borrower’s state of organization, organizational identification number (if one is issued by such Borrower’s state of organization), chief executive office, the location of its books and records, the locations of its Collateral, and the locations of all of its other places of business (other than in each case (i) locations of real property where no Borrower has any operations and where no Collateral (other than such real property) is located, (ii) locations of Inventory which have been described to the Agent in writing (including, without limitation, in connection with the delivery of a Borrowing Base Certificate), (iii) locations of Collateral (other than Inventory or Eligible Fixed Assets) which have been disclosed to the Agent pursuant to the then most recent Semi-Annual Location Schedule delivered to the Agent pursuant hereto, and (iv) locations of Collateral described in the last proviso of this Section 1.7(c)); and (2) Schedule 1.7 correctly identifies any of such facilities and locations that are not owned by a Borrower and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Borrower on Schedule 1.7 (other than (A) locations of Collateral consisting solely of real property at which no Borrower has any operations, (B) locations of Inventory which have been described to the Agent in writing (including, without limitation, in connection with the delivery of a Borrowing Base Certificate), (C) locations of Collateral (other than Inventory and Eligible Fixed Assets) which have been disclosed to the Agent pursuant to the then most recent Semi-Annual Location Schedule delivered to the Agent pursuant hereto, and (D) locations of Collateral described in the last proviso of this Section 1.7(c)), and/or (ii) change the state of organization or the location of its chief executive office from the location identified in Schedule 1.7, unless it gives the Agent at least thirty (30) days’ prior written notice thereof and executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith. In addition, within 45 days after the end of each six (6) calendar month period, the Borrowers shall deliver to the Agent a schedule (a ‘‘Semi-Annual Location Schedule’’) which lists the locations of the Collateral; provided that the Borrowers shall not be required to include in such Semi-Annual Location Schedule any location that has not at any time in the previous six months contained Collateral with a fair market value in excess of $1,000,000.

(b)    Section 1.7(g) of the Loan Agreement is hereby amended by amending and restating clause (2) thereof to read in its entirety as follows: ‘‘(2) if requested by the Agent, an aging of the Borrowers’ accounts payable;’’

(c)    Section 1.7(o)(5) of the Loan Agreement is hereby amended by adding the words ‘‘and such infringement, misappropriation or dilution would reasonably be expected to have a Material Adverse Effect,’’ after the words ‘‘diluted by a third party,’’ located in the third line thereof.

(d)    Section 5.2(b) of the Loan Agreement is hereby amended by adding the words ‘‘(or forty-five (45) days after a month which ends at the end of a Fiscal Quarter)’’ after the words ‘‘after the end of each month’’ located in the second line thereof.

(e)    Section 5.2(f) of the Loan Agreement is hereby amended by replacing the words ‘‘Not less than forty-five (45) days’’ with the words ‘‘Not more than forty-five (45) days’’ located in the first line thereof.

(f)    Section 7.5(b) of the Loan Agreement is hereby amended by deleting the word ‘‘sole’’ which appears immediately before the words ‘‘loss payee’’ in the third line thereof.

(g)    Section 7.6 of the Loan Agreement is hereby amended by deleting the amount ‘‘$20,000,000’’ which appears therein and inserting ‘‘$30,000,000’’ in its place.

(h)    Section 7.9 of the Loan Agreement is hereby amended by deleting the amount ‘‘$20,000,000’’ which appears therein and inserting ‘‘$30,000,000’’ in its place.

(i)    Section 7.22 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

7.22	Minimum Adjusted Core EBITDA. The Borrowers on a consolidated basis shall have, at the end of each calendar month, Adjusted Core EBITDA for the twelve calendar month period then ended of not less than $70,000,000.

(j)    Section 13.7 of the Loan Agreement is hereby amended by deleting the amount ‘‘$750’’ which appears therein and inserting ‘‘$800’’ in its place.

(k)    The definition of ‘‘Cash Equivalents’’ is hereby amended by amending and restating clause (b) thereof in its entirety as follows: ‘‘(b) commercial paper issued in the United States of America and rated at least A-1 or P-1 by at least one nationally recognized rating organization and money market funds rated at least AAA, Aaa or other equivalent of highest rating by at least one nationally recognized rating organization,’’.

(l)    The definition of ‘‘Restricted Investment’’ is hereby amended by deleting the word ‘‘and’’ located prior to the words ‘‘(n) other Investments not otherwise permitted’’ and by inserting at the end of such definition the following: ‘‘; and (o) Investments in Alltech Associates, Inc. (the ‘‘Alltech Investments’’) in an aggregate outstanding amount not to exceed $10,000,000, and any other Alltech Investments in excess thereof so long as immediately after giving effect to any such Alltech Investments, Availability equals or is greater than $75,000,000 and the aggregate outstanding amount of Alltech Investments does not exceed $25,000,000.’’

(m)    Annex A to the Loan Agreement is hereby amended by amending and restating in their entirety the following definitions:

‘‘Borrowing Base’’ means, at any time, an amount equal to (a) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (B) sixty percent (60%) of the value of Eligible Inventory; plus (C) up to the lesser of (i) $125,000,000 or (ii) the sum of (x) fifty percent (50%) of the Appraised Value of Eligible Fixed Assets, other than the Columbia Property; plus (y) seventy-five percent (75%) of the Appraised Columbia Property Value; minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment after consultation with the Borrower Representative.

‘‘Stated Termination Date’’ means April 1, 2008.

(n)    Annex A to the Loan Agreement is hereby amended by deleting the following defined terms in their entirety:

‘‘Adjusted Net Earnings from Operations’’

‘‘EBITDAR’’

‘‘Restructuring Costs’’

(o)    Annex A to the Loan Agreement is hereby amended by inserting the following definitions in their proper alphabetical order:

‘‘Adjusted Core EBITDA’’ means the sum of (a) net sales from Core Operations, minus (b) Total Core Costs, plus (c) interest and royalties received in cash, plus (d) depreciation and amortization relating to the Core Operations.

‘‘Appraised Columbia Property Value’’ means the appraised fair market value of the Columbia Property as reflected in an appraisal prepared by an appraisal firm and reasonably satisfactory to Agent.

‘‘Columbia Property’’ means that certain Real Estate owned by the Borrowers and located at 7500 Grace Drive, Columbia, Maryland, 21044.

‘‘Core Operations’’ means the Davison Chemicals and Performance Chemicals business segments of the Borrowers.

‘‘Fiscal Quarter’’ means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

‘‘Total Core Costs’’ means the sum of (a) cost of goods sold, plus (b) selling, general and administrative expenses, plus (c) depreciation and amortization, plus (d) research and development expenses, plus (e) net pension expense, plus (f) other (income)/expense, in each case of the Core Operations of the Borrowers on a consolidated basis, plus (g) corporate expenses that support the Core Operations (provided that Total Core Costs shall not include (x) interest expense or (y) any non-cash restructuring charges and/or non-cash charges caused by a change in law or accounting standards).

2.    Limited Waiver.     Subject to the conditions precedent set forth below, the Agent and the Lenders hereby waive any Default or Event of Default with respect to any Section of the Loan Agreement arising or existing on or prior to the date hereof and to the extent caused solely by the event or circumstances set forth opposite such Section on Annex I attached hereto. This waiver shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or any other Loan Document, except to the extent set forth herein or (ii) prejudice any right or remedy that the Agent or the Lenders may have or may have in the future under or in connection with the Loan Agreement or any other Loan Document with respect to any Default or Event of Default not waived hereby.

3.    Amendment Fees.     The Borrowers jointly and severally agree to pay the Agent the fees described in that certain fee letter attached hereto as Annex II (the ‘‘Fee Letter’’).

4.    Lockbox Account.     By no later than thirty (30) days after the date of the Amendment Order (as defined below), the Borrowers shall have entered into a tri-party or similar agreement in form and substance acceptable to Agent with respect to the lockbox account opened with JP Morgan Chase. Notwithstanding any provision in this Amendment to the contrary, any failure of the Borrowers to fully comply with this Section 4 shall constitute an Event of Default under the Loan Agreement.

5.    Conditions.     (a) This Amendment shall be effective upon satisfaction of the following conditions precedent:

(i)    This Amendment shall have been executed by each party hereto; and

(ii)    The Agent shall have received a certificate from the chief financial officer of the Company certifying that (i) immediately after giving effect to this Amendment, all representations and warranties made hereunder, in the Loan Agreement and in the other Loan Documents shall be true and correct as if made on the date hereof, (ii) the Borrowers have performed and complied with all covenants, agreements and conditions contained herein which are required to be performed or complied with by the Borrowers on or before the date hereof and (iii) no Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment.

(b)	The following shall be conditions precedent to the execution of this Amendment:

(i)    The Agent shall have received (i) copies of the articles of incorporation or certificates of formation or other charter documents of each Borrower, (ii) copies of the bylaws or other similar agreement and all amendments thereto of each Borrower, (iii) copies of resolutions of the Board of Directors or similar managing body of each Borrower approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery thereof, in each case, of each Borrower and certified by a secretary or assistant secretary of the Company to be true and correct and in force and effect as of the date hereof, (iv) a certificate of the Secretary or Assistant Secretary (or equivalent thereof) of each Borrower certifying as to the incumbency of the officers of each Borrower, and (v) an original, duly certified as of a current date by the applicable Secretary of State, of a good standing certificate issued by the Secretary of the state of incorporation or organization of each Borrower;

(ii)    The Borrowers shall have paid the fees described in the Fee Letter and all other fees and expenses of the Agent and the Attorney Costs incurred in connection with this Amendment and any of the Loan Documents and the transactions contemplated thereby to the extent invoiced;

(iii)    The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by the Loan Agreement;

(iv)    The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a field examination and audit of the Collateral which shall include, without limitation, updated desktop fixed asset appraisals, verification of Inventory, Accounts, and the Borrowing Base, and in each case the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects;

(v)    The Agent shall have received a fair market value appraisal of the Columbia Property (provided that it shall not be a condition precedent to the execution of this Amendment that the Agent receive a fair market value appraisal of the other Land and Buildings listed on Schedule A-2), and the results of such appraisal shall have been satisfactory to the Agent and the Lenders in all respects;

(vi)    All proceedings taken in connection with the execution of this Amendment and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders; and

(vii)    The Agent shall have received a copy of the signed order (the ‘‘Amendment Order’’) of the Bankruptcy Court in substantially the form attached hereto as Annex III authorizing and approving the transactions contemplated hereby. The Amendment Order (i) shall be in form and substance satisfactory to the Agent, (ii) shall be certified by the Clerk of the Bankruptcy Court as having been duly entered, (iii) shall approve the payment by the Borrowers of all of the fees set forth in the Fee Letter, and (iv) shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed.

6.    Reference to and Effect Upon the Loan Agreement.

(a)    Except as specifically amended above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)    Upon the effectiveness of this Amendment, each reference in the Loan Agreement to ‘‘this Agreement’’, ‘‘hereunder’’, ‘‘hereof’’, ‘‘herein’’ or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

7.    Defined Terms.     Except as otherwise defined herein, all defined terms herein shall have the meanings ascribed thereto in the Loan Agreement.

8.    Governing Law.     THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK TO THE EXTENT NOT PREEMPTED BY FEDERAL BANKRUPTCY LAWS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

9.    Headings.     Section headings in this amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

10.    Severability.     If any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

11.    Acceptance of Signatures.     The parties agree that this Amendment will be considered signed when the signature of a party is delivered by facsimile or electronic mail transmission. Such facsimile or electronic mail signature shall be treated in all respects as having the same effect as an original signature.

12.    Counterparts.     This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BANK OF AMERICA, N.A., as Agent and Lender
By: /s/ Edmundo Kahn Name: Edmundo Kahn Title: Vice President

BORROWERS:

W. R. Grace & Co.
A-1 Bit & Tool Co., Inc.
Alewife Boston Ltd.
Alewife Land Corporation
Amicon, Inc.
CB Biomedical, Inc.
CCHP, Inc.
Coalgrace, Inc.
Coalgrace II, Inc.
Creative Food 'N Fun Company
Darex Puerto Rico, Inc.
Del Taco Restaurants, Inc.
Ecarg, Inc.
Five Alewife Boston Ltd.
G C Limited Partners I, Inc.
G C Management, Inc.
GEC Management Corporation
GN Holdings, Inc.
GPC Thomasville Corp.
Gloucester New Communities Company, Inc.
Grace A-B Inc.
Grace A-B II Inc.
Grace Chemical Company of Cuba
Grace Culinary Systems, Inc.
Grace Drilling Company
Grace Energy Corporation
Grace Environmental, Inc.
Grace Europe, Inc.
Grace H-G Inc.

[Signature Page to Amendment No. 4 to
Post-Petition Loan and Security Agreement]

Grace H-G II Inc.
Grace Hotel Services Corporation
Grace International Holdings, Inc.
Grace Offshore Company
Grace PAR Corporation
Grace Petroleum Libya Incorporated
Grace Tarpon Investors, Inc.
Grace Ventures Corp.
Grace Washington, Inc.
W. R. Grace Capital Corporation
W. R. Grace & Co.-Conn.
W. R. Grace Land Corporation
Gracoal, Inc.
Gracoal II, Inc.
Guanica-Caribe Land Development Corporation
Hanover Square Corporation
Homco International, Inc.
Kootenai Development Company
L B Realty, Inc.
Litigation Management, Inc.
Monolith Enterprises, Incorporated
Monroe Street, Inc.
MRA Holdings Corp.
MRA Intermedco, Inc.
MRA Staffing Systems, Inc.
Remedium Group, Inc.
Southern Oil, Resin & Fiberglass, Inc.
Water Street Corporation, each as a Debtor and a Debtor-in-Possession

By: /s/ Robert M. Tarola
Its Duly Authorized Signatory

[Signature Page to Amendment No. 4 to
Post-Petition Loan and Security Agreement]

CC Partners, as a Debtor and Debtor-in-Possession

By:	MRA Staffing Systems, Inc., a General Partner

By:	/s/ Robert M. Tarola

Its:

By:	CCHP, Inc., a General Partner

By:	/s/ Robert M. Tarola

Its:

Axial Basin Ranch Company, as a Debtor and Debtor-in-Possession

By:	Grace A-B II, Inc., a General Partner

By:	/s/ Robert M. Tarola

Its:

By:	Grace A-B, Inc., a General Partner

By:	/s/ Robert M. Tarola

Its:

Hayden-Gulch West Coal Company, as a Debtor and Debtor-in-Possession

By:	Grace H-G, Inc., a General Partner

By: /s/ Robert M. Tarola

Its:

By:	Grace H-G II, Inc., a General Partner

By:	/s/ Robert M. Tarola

Its:

H-G Coal Company, as a Debtor and Debtor-in-Possession

By:	Coalgrace, Inc., a General Partner

By:	/s/ Robert M. Tarola

Its:

By:	Coalgrace II, Inc., a General Partner

By:	/s/ Robert M. Tarola

Its:

Dewey and Almy, LLC, as a Debtor and Debtor-in-Possession

By:	W. R. Grace & Co.-Conn., its sole member

By:	/s/ Robert M. Tarola

Its:

[Signature Page to Amendment No. 4 to
Post-Petition Loan and Security Agreement]

GMAC COMMERCIAL FINANCE LLC (successor by merger to GMAC Commercial Credit LLC)

By:/s/ Harvey Winter Title: Vice President

Address:	1290 Avenue of the Americas 3rd Floor New York, New York 10104 Attention: Harvey Winter Facsimile: (212) 884-7088

GE COMMERCIAL FINANCE LLC

By: /s/ Brian P. Schwinn Name: Brian P. Schwinn Title: Duly Authorized Signatory

Address:	201 Merritt 7 Norwalk, CT 06856

THE CIT GROUP/BUSINESS CREDIT

By: /s/ Steve Schuit Title: Vice President

Address:	1211 Avenue of the Americas New York, New York 10036

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Brian Conway Title: Vice President

Address:	Two Tower Center Blvd. 8th Floor East Brunswick, New Jersey 08816 Attention: Josephine Griffin Facsimile: (732) 220-4393

AMSOUTH BANK

By: /s/ Frank D. Marsicano Title: Attorney in Fact

Address:	599 Lexington Avenue 45th Floor New York, New York 10022

Attention:	Frank Marsicano AmSouth Capital Corp. Facsimile: (212) 935-7458

[Signature Page to Amendment No. 4 to
Post-Petition Loan and Security Agreement]

ANNEX III

AMENDMENT ORDER

Annex III

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	) Chapter 11

)

W. R. GRACE & CO., et al.,[1]	) Case No. 01-01139 (JKF)

)

Debtors.	) Jointly Administered

ORDER AUTHORIZING DEBTORS TO FURTHER EXTEND
AND MODIFY DEBTOR-IN-POSSESSION FINANCING

Upon consideration of the Debtors’ Motion for Authority to Further Extend and Modify Debtor-in-Possession Financing (the ‘‘Motion’’); and due and proper notice of the Motion having been given; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors, it is hereby

ORDERED that the Motion is granted; and it is further

ORDERED that the Debtors are hereby authorized to enter into the Amendment,2 attached as Exhibit A to the Motion, to the Post-Petition Loan and Security Agreement; and it is further

ORDERED that the Debtors are authorized to take whatever action may be necessary to consummate the transactions contemplated by this Order; and it is further

[1] The Debtors consist of the following 62 entities: W. R. Grace & Co. (f/k/a Grace Specialty Chemicals, Inc.), W. R. Grace & Co.-Conn., A-1 Bit & Tool Co., Inc., Alewife Boston Ltd., Alewife Land Corporation, Amicon, Inc., CB Biomedical, Inc. (f/k/a Circe Biomedical, Inc.), CCHP, Inc., Coalgrace, Inc., Coalgrace II, Inc., Creative Food ‘N Fun Company, Darex Puerto Rico, Inc., Del Taco Restaurants, Inc., Dewey and Almy, LLC (f/k/a Dewey and Almy Company), Ecarg, Inc., Five Alewife Boston Ltd., G C Limited Partners I, Inc. (f/k/a Grace Cocoa Limited Partners I, Inc.), G C Management, Inc. (f/k/a Grace Cocoa Management, Inc.), GEC Management Corporation, GN Holdings, Inc., GPC Thomasville Corp., Gloucester New Communities Company, Inc., Grace A-B Inc., Grace A-B II Inc., Grace Chemical Company of Cuba, Grace Culinary Systems, Inc., Grace Drilling Company, Grace Energy Corporation, Grace Environmental, Inc., Grace Europe, Inc., Grace H-G Inc., Grace H-G II Inc., Grace Hotel Services Corporation, Grace International Holdings, Inc. (f/k/a Dearborn International Holdings, Inc.), Grace Offshore Company, Grace PAR Corporation, Grace Petroleum Libya Incorporated, Grace Tarpon Investors, Inc., Grace Ventures Corp., Grace Washington, Inc., W. R. Grace Capital Corporation, W. R. Grace Land Corporation, Gracoal, Inc., Gracoal II, Inc., Guanica-Caribe Land Development Corporation, Hanover Square Corporation, Homco International, Inc., Kootenai Development Company, L B Realty, Inc., Litigation Management, Inc. (f/k/a GHSC Holding, Inc., Grace JVH, Inc., Asbestos Management, Inc.), Monolith Enterprises, Incorporated, Monroe Street, Inc., MRA Holdings Corp. (f/k/a Nestor-BNA Holdings Corporation), MRA Intermedco, Inc. (f/k/a Nestor-BNA, Inc.), MRA Staffing Systems, Inc. (f/k/a British Nursing Association, Inc.), Remedium Group, Inc. (f/k/a Environmental Liability Management, Inc., E&C Liquidating Corp., Emerson & Cuming, Inc.), Southern Oil, Resin & Fiberglass, Inc., Water Street Corporation, Axial Basin Ranch Company, CC Partners (f/k/a Cross Country Staffing), Hayden-Gulch West Coal Company, H-G Coal Company.

[2] Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Motion.

ORDERED that the Court shall retain jurisdiction to hear and determine all matters arising from or relating to the implementation of this Order; and it is further

ORDERED that this Order is effective immediately upon its entry.

Wilmington, Delaware

Dated:    March 24, 2006

/s/ Judith K. Fitzgerald Honorable Judith K. Fitzgerald U. S. Bankruptcy Judge